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                                                                    EXHIBIT 99.1

              PENDING CLASS ACTION LITIGATION AS OF MARCH 24, 1999

                                     PART I

                             STYLES OF PENDING CASES

1. Civil Action H-99-0280, In Re Service Corporation International; In the United States District Court for the Southern District of Texas, Houston Division(1)

2. 9-99-CV59; Charles Fredrick, Individually and on Behalf of All Others Similarly Situated vs. Service Corporation International, R. L. Waltrip, William Heligbrodt and George R. Champagne; In the United States District Court for the Eastern District of Texas, Lufkin Division(2)

3. 9-99-CV58; Charles Fredrick v. Service Corp. International; In the United States District Court for the Eastern District of Texas, Lufkin Division(3)(4)

4. 9-99-CV60; Susanne Parker, Individually, and as a Representative of the Class v. Service Corp. International; In the United States District Court for the Eastern District of Texas, Lufkin Division(4)

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(1)      Twenty separate class action lawsuits filed in the United States
         District Court for the Southern District of Texas, Houston Division, have been consolidated into this proceeding. Since a lead plaintiff and its counsel have not been designated by Judge Lynn N. Hughes, a consolidated complaint has not been filed.

(2) A motion to transfer venue to the United States District Court for the Southern District of Texas, Houston Division, has been filed.

(3) This case was originally filed as a class action. The original petition was subsequently amended to delete the class action allegations.

(4) These cases were originally filed in state district court in Angelina County, Texas but have been removed to the United States District Court for the Eastern District of Texas, Lufkin Division. Motions to transfer venue of both cases from this court to the United States District Court for the Southern District of Texas, Houston Division, have been filed.


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                                     PART II

               PERSONS NOT EXPRESSLY EXCLUDED FROM CERTAIN CLASSES

         The following persons were security holders of Equity Corporation International ("ECI") immediately prior to ECI's merger with a wholly-owned subsidiary of Service Corporation International ("SCI") in January 1999 and were also officers or directors of SCI at March 24, 1999:

George R. Champagne(b)                      Lowell A. Kirkpatrick, Jr.(b)
Anthony L. Coelho(a)                        Richard T. Sells(b)
W. Cardon Gerner(b)                         E.H. Thornton, Jr.(a)
James H. Greer(a)                           Michael R. Webb(b)

         The foregoing persons (a) are not expressly excluded as members of the classes referred to in the class action lawsuits listed in numbered paragraphs 2 and 4 of Part I of this Exhibit 99.1 and (b) may not be expressly excluded as members of one or more subclasses of plaintiffs once a consolidated complaint is filed in the legal proceeding referred to in numbered paragraph 1 of Part I of this Exhibit 99.1.

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(a)      Director of SCI.
(b)      Officer of SCI.

                                    PART III

                OFFICERS AND DIRECTORS OF SCI NAMED AS DEFENDANTS

         The following present or former officers and directors of SCI are named as individual defendants in one or more of the lawsuits that have been consolidated into the proceeding referred to in numbered paragraph 1 of Part I of this Exhibit 99.1:

R.L. Waltrip(a)(b)                          Glenn G. McMillen(b)
W. Blair Waltrip(a)(b)                      Vincent L. Visosky(b)
George R. Champagne(b)                      B.D. Hunter(a)
W. Mark Hamilton(b)                         Jack Finkelstein(a)
Lowell A. Kirkpatrick, Jr.(b)               L. William Heiligbrodt(c)
John W. Morrow, Jr.(b)

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(a)      Director of SCI at March 24, 1999.
(b)      Officer of SCI at March 24, 1999.
(c)      Former officer and director of SCI.